  Exhibit 99.1

Dynatronics Corporation Provides Preliminary Fourth Quarter Fiscal Year 2021 Net Sales

EAGAN, MN / ACCESSWIRE / August 9, 2021 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced preliminary unaudited net sales for the fourth quarter ended June 30, 2021, and updated its progress on strategic actions taken to improve the company's financial performance, consistent with previously announced plans.

“Customer and dealer reaction to Dynatronics’ optimization has been strong and early results have exceeded our base case expectation,” said John Krier, Chief Executive Officer of Dynatronics. “We are continuing to validate our value proposition to our customers as we set up for a future of sustainable long-term growth and increased shareholder value."

“We have substantially completed the optimization initiatives announced on April 22, 2021, as planned. Continued product net sales outpaced our expectations in the fourth quarter and our bank line was undrawn with a cash position of $6.1 million on June 30, 2021, up 176% from June 30, 2020,” concluded Krier.

Q4 FY ’21 Preliminary Unaudited Results

Preliminary unaudited fourth quarter FY ‘21 total net sales were approximately $12.1 million. Fourth quarter FY ’21 continued product net sales from products Dynatronics will continue to offer to customers were approximately $9.7 million (a non-GAAP financial measure).

Dynatronics defines continued product net sales as sales in the period on products that the company plans to continue offering to dealer customers in FY’ 22.

The company and its customers expect to experience continued challenges due to COVID-19, including higher delivery and shipment costs, supply chain disruptions, and extended handling times. Dynatronics also expects some continued volatility from the company’s business optimization.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann™, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include the company’s statements regarding expected improvement in overall performance, anticipated revenue growth, and uncertainties involving the impact of the COVID-19 pandemic on the company’s results of operations and financial condition.

These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's annual, quarterly and other reports filed with the Securities and Exchange Commission. Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

Continued product net sales as used in this press release is a non-GAAP measure as defined under the rules of the Securities and Exchange Commission. The company defines continued product net sales as sales excluding discontinued products and sales of physical therapy and rehabilitation products through our direct sales channel. Management uses this non-GAAP measure to evaluate our operating performance and forecasting future periods. Management believes this non-GAAP measure provides investors additional information about the company’s ongoing operating performance and is not intended as a substitute for, or superior to, the financial measure prepared in accordance with GAAP. Investors are cautioned against placing undue reliance on this non-GAAP measure.

Contact:

Dynatronics Corporation

Investor Relations

Skyler Black

(801) 676-7201

ir@dynatronics.com

Darrow Associates

Peter Seltzberg, Managing Director

(516) 419-9915

pseltzberg@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation